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                                                                    Exhibit 5.1

FILE NO.
263100.09

                                January 29, 1999


Noble International, Ltd.
33 Bloomfield Hills Parkway, Suite 155
Bloomfield Hills, Michigan 48304

        Re: Registration Statement on Form S-3
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Ladies and Gentlemen:

        We have acted as counsel to Noble International, Ltd., a Michigan corporation (the "Company"), in connection with the registration for resale of up to 4,528,598 shares of the Company's Common Stock, no par value (the "Shares"), pursuant to the Company's Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on January 29, 1999 (the "Registration Statement").

        In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon original or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

        In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

        Based upon the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

        We express no opinion with respect to laws other than the laws of the State of Michigan and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.



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Noble International, Ltd.
January 29, 1999
Page 2


        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

        We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement as described above. It is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                            Very truly yours,




                                            OPPENHEIMER WOLFF & DONNELLY LLP